                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Hovnanian Enterprises, Inc. on Form S-4 of our report dated September 6, 2000, appearing in the Annual Report on Form 10-K of Washington Homes, Inc. for the year ended July 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

McLean, Virginia
December 18, 2000